                                                                    EXHIBIT 99.2

CERTIFICATION

In connection with the Quarterly Report of Helen of Troy Limited (the "Company") on Form 10-Q for the fiscal quarter ended May 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report") and pursuant to 18 U.S.C. Section 1350, as adopted in Section 906 of the Sarbanes-Oxley Act of 2002, I, CHRISTOPHER L. CARAMEROS, Executive Vice-President and Chief Financial Officer of the Company, certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:  July 15, 2003
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          /s/ Christopher L. Carameros
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Christopher L. Carameros
Executive Vice-President
and Chief Financial Officer
(Principal Financial Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.